Tortoise Capital Resources Corp. Releases Fiscal 2011 Second Quarter Financial Results

 Jul 13, 2011 - LEAWOOD, Kan.--(BUSINESS WIRE)-- Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that it has filed its Form 10-Q for the second quarter ended May 31, 2011.

Recent Highlights

•	Distribution guidance of not less than $0.40 per share annually
•	Acquired first real property asset for $16.1 million — electric transmission line in New Mexico
•	Invested $9.9 million indirectly in Arc Terminals — a refined products storage business
•	Net asset value $10.66 per share as of May 31, 2011

Distribution Guidance

On June 1, 2011, the company paid a quarterly distribution of $0.10 per common share, the same amount as the prior quarter. This quarter's distribution of $0.10 per share was in excess of distributable cash flow for the quarter, therefore the company elected to pay out a small portion of the IRP gains. After investing most of the proceeds of the IRP sale, the company expects its earned DCF to support a quarterly distribution of $0.10 per share ($0.40 annually), with upside potential depending on the performance of its private equity investments.

Quarterly Performance Review and Investment Outlook

As of May 31, 2011, the company's net asset value was $10.66 per share compared to $10.46 per share at February 28, 2011. The fair value of the company's securities investment portfolio (excluding short-term investments) totaled $70.1 million, with approximately $43.3 million in private securities and approximately $26.8 million in publicly-traded securities, diversified among 85 percent midstream and downstream, 14 percent aggregates and 1 percent upstream.

High Sierra's fair value increased approximately $4.5 million this quarter. In May, High Sierra completed the sale of Monroe Gas Storage for $148 million. In June, High Sierra acquired the assets of Marcum Midstream, a Colorado-based water disposal company serving the oil and gas industry. The completion of these transactions, along with a new credit facility which closed in March, is expected to result in the resumption of a modest quarterly cash distribution as early as next quarter.

Mowood's fair value decreased slightly this quarter, due to the delay in the completion of construction projects. Mowood expects that revenues from Ft. Leonard Wood-based pipeline assets, managed by its subsidiary, Omega Pipeline, will bolster its performance for the remainder of 2011.

VantaCore's fair value decreased approximately $2.0 million this quarter and VantaCore was unable to earn its minimum quarterly distribution (MQD) of $0.475 per unit for its quarter ended March 31, 2011. Common and preferred unitholders elected to receive their MQD as a combination of $0.12 in cash and the remainder in newly issued preferred units, compared to $0.09 in cash and the remainder in newly issued preferred units in the prior quarter. VantaCore has initiated a number of projects at both locations designed to improve profitability.

Subsequent to quarter end, the company successfully reinvested most of the proceeds from the recent IRP sale into two private investments and public MLPs. In early June, the company purchased a $9.9 million interest in Magnetar MLP Investment LP which was formed solely to invest in Lightfoot Capital Partners LP, the same team that was involved in the IRP investment. This investment in Lightfoot facilitated an indirect investment in its portfolio company, Arc Terminals, an independent operator of above ground storage and delivery services for petroleum products and chemicals including refined products, renewable fuels and crude oil. Since its inception in 2007, Arc's business has grown to more than 3.5 million barrels of storage capacity through acquisitions and development projects. Lightfoot also holds approximately $60 million set aside for other platform investments or additional investments in Arc.

On June 30, 2011, the company acquired its first real property asset with the purchase of a 40 percent undivided interest in the Eastern Interconnect Project for approximately $16.1 million, including the assumption of $3.4 million of debt. The project moves electricity between Albuquerque and Clovis, New Mexico, and is subject to a triple-net-lease with Public Service Company of New Mexico that expires in 2015.

The company plans to utilize liquid assets on its balance sheet, plus leverage and proceeds of equity issuances to fund the acquisition of new REIT-qualifying assets. The company does not expect to make additional investments in securities, other than short term, highly liquid investments to be held pending acquisition of real property assets. If sufficient suitable REIT-qualifying investments are made during 2011 and held for calendar year 2012, TTO expects to qualify as a REIT for the 2012 tax year.

Earnings Call

On July 14, 2011, at 4 p.m. CDT, the company will host its second quarter conference call to discuss its financial results and investment strategy. Corridor Energy's Managing Director Rick Green will join the call to discuss TTO's first real property asset investment. The toll-free conference call number is (800) 762-8779. The call will also be webcast in a listen-only format at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CDT on July 14, 2011 and continuing through July 26, 2011, by dialing (800) 406-7325. The replay access code is 4449508#. A replay of the webcast will also be available at www.tortoiseadvisors.com through July 14, 2012.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) invests primarily in the U.S. energy infrastructure sector. Tortoise entered into a consulting agreement with Corridor Energy LLC to identify, analyze and finance potential investments for TTO in real estate investment trust (REIT) qualifying assets. For more information, visit www.corridorenergy.com.

About Tortoise Capital Advisors, LLC

Tortoise Capital Advisors (Tortoise) is an investment manager specializing in listed energy infrastructure investments. Tortoise is considered a pioneer in managing portfolios of MLP securities and other energy companies for individual, institutional and closed-end fund investors. As of June 30, 2011, Tortoise had approximately $6.8 billion of assets under management in six NYSE-listed investment companies, an open-end investment company and private accounts. For more information, visit our website at www.tortoiseadvisors.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

STATEMENTS OF ASSETS & LIABILITIES
	May 31, 2011	November 30, 2010
	(Unaudited)
Assets
Investments at fair value, control (cost $4,593,000 and $18,122,054, respectively)	$8,041,009	$23,260,566
Investments at fair value, affiliated (cost $35,424,242 and $31,329,809, respectively)	35,146,925	49,066,009
Investments at fair value, non-affiliated (cost $54,469,006 and $21,628,965, respectively)	54,431,367	22,875,848
Total investments (cost $94,486,248 and $71,080,828, respectively)	97,619,301	95,202,423
Escrow receivable	1,677,052	-
Receivable for Adviser expense reimbursement	120,596	109,145
Receivable for investments sold	-	5,198
Interest receivable from control investments	-	42,778
Dividends receivable	4,082	83
Deferred tax asset	-	656,743
Prepaid expenses and other assets	91,068	25,023
Total assets	99,512,099	96,041,393

Liabilities
Base management fees payable to Adviser	361,789	327,436
Distribution payable to common stockholders	915,701	-
Accrued expenses and other liabilities	167,058	234,784
Deferred tax liability	434,245	-
Total liabilities	1,878,793	562,220
Net assets applicable to common stockholders	$97,633,306	$95,479,173

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at May 31, 2011 and November 30, 2010
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,156,931 shares issued and outstanding at
May 31, 2011 and 9,146,506 shares issued and outstanding at
November 30, 2010 (100,000,000 shares authorized)	9,157	9,147
Additional paid-in capital	96,702,793	98,444,952
Accumulated net investment loss, net of income taxes	(3,264,474)	(3,308,522)
Accumulated realized loss, net of income taxes	(1,175,336)	(18,532,648)
Net unrealized appreciation of investments, net of income taxes	3,990,466	17,495,544
Net assets applicable to common stockholders	$97,633,306	$95,479,173

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$10.66	$10.44

Distributable Cash Flow
(Unaudited)
	For the Three Months Ended May 31, 2011	For the Three Months Ended May 31, 2010	For the Six Months Ended May 31, 2011	For the Six Months Ended May 31, 2010
Total from Investments
Distributions from investments	$587,960	$847,399	$1,319,951	$2,336,155
Distributions paid in stock	24,394	20,972	47,760	20,972
Interest income from investments	135,956	189,622	271,286	381,053
Dividends from money market mutual funds	4,998	233	5,188	450
Other income	40,000	8,688	40,000	19,080
Total from Investments	793,308	1,066,914	1,684,185	2,757,710

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	241,193	258,087	475,873	516,355
Other operating expenses	157,012	216,177	310,855	390,745
Total Operating Expenses, before Leverage Costs	398,205	474,264	786,728	907,100
Distributable cash flow before leverage costs	395,103	592,650	897,457	1,850,610
Leverage costs	-	-	-	45,619
Distributable Cash Flow	$395,103	$592,650	$897,457	$1,804,991

Capital gain proceeds	520,590	292,500	520,589	292,500
Cash Available for Distribution	$915,693	$885,150	$1,418,046	$2,097,491

Distributions paid on common stock	$915,693	$909,904	$1,830,344	$2,090,055

Payout percentage for period (1)	100%	103%	129%	100%

DCF/GAAP Reconciliation
Distributable Cash Flow	$395,103	$592,650	$897,457	$1,804,991
Adjustments to reconcile to Net Investment Income (Loss),
before Income Taxes:
Distributions paid in stock (2)	(24,394)	(20,972)	(47,760)	(20,972)
Return of capital on distributions received from equity investments	(475,518)	(656,759)	(781,243)	(1,655,399)
Non-recurring professional fees	-	(38,881)	-	(38,881)
Net Investment Income (Loss), before Income Taxes	$(104,809)	$(123,962)	$68,454	$89,739

(1) Distributions paid as a percentage of Distributable Cash Flow
(2)	Distributions paid in stock for the three and six months ended May 31, 2011 and May 31, 2010 were paid as part of normal operations and are included in DCF.

STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended May 31, 2011	For the Three Months Ended May 31, 2010	For the Six Months Ended May 31, 2011	For the Six Months Ended May 31, 2010
Investment Income
Distributions from investments
Control investments	$69,544	$478,380	$139,711	$1,034,259
Affiliated investments	113,279	224,999	497,288	1,081,891
Non-affiliated investments	405,137	144,020	682,952	220,005
Total distributions from investments	587,960	847,399	1,319,951	2,336,155
Less return of capital on distributions	(475,518)	(656,759)	(781,243)	(1,655,399)
Net distributions from investments	112,442	190,640	538,708	680,756
Interest income from control investments	135,956	189,622	271,286	381,053
Dividends from money market mutual funds	4,998	233	5,188	450
Fee income	40,000	8,688	40,000	19,080
Total Investment Income	293,396	389,183	855,182	1,081,339

Operating Expenses
Base management fees	361,789	309,704	713,809	619,626
Professional fees	82,952	153,693	163,828	238,855
Directors' fees	15,396	33,271	29,969	59,432
Stockholder communication expenses	13,200	16,174	26,112	31,877
Administrator fees	9,648	14,456	19,035	28,916
Fund accounting fees	7,519	7,039	14,847	14,011
Registration fees	6,296	6,496	12,456	12,851
Franchise tax expense	5,109	4,958	10,107	7,530
Stock transfer agent fees	3,428	3,462	6,781	6,592
Custodian fees and expenses	900	2,755	2,282	4,330
Other expenses	12,564	12,754	25,438	25,232
Total Operating Expenses	518,801	564,762	1,024,664	1,049,252
Interest expense	-	-	-	45,619
Total Expenses	518,801	564,762	1,024,664	1,094,871
Less expense reimbursement by Adviser	(120,596)	(51,617)	(237,936)	(103,271)
Net Expenses	398,205	513,145	786,728	991,600
Net Investment Income (Loss), before Income Taxes	(104,809)	(123,962)	68,454	89,739
Deferred tax benefit (expense)	35,914	(967)	(24,406)	(33,661)
Net Investment Income (Loss)	(68,895)	(124,929)	44,048	56,078

Realized and Unrealized Gain (Loss) on Investments
Net realized gain on control investments	-	585,000	-	2,163,001
Net realized gain (loss) on affiliated investments	24,096,236	(9,607,112)	24,096,236	(9,624,557)
Net realized gain (loss) on non-affiliated investments	1,637,300	(1,239,501)	2,011,122	(1,211,889)
Net realized gain (loss), before income taxes	25,733,536	(10,261,613)	26,107,358	(8,673,445)
Current tax expense	(200,000)	-	(200,000)	-
Deferred tax benefit (expense)	(8,978,436)	1,540,708	(8,550,046)	1,297,737
Income tax benefit (expense), net	(9,178,436)	1,540,708	(8,750,046)	1,297,737
Net realized gain (loss) on investments	16,555,100	(8,720,905)	17,357,312	(7,375,708)
Net unrealized appreciation (depreciation) of control investments	(695,358)	(765,835)	(1,690,503)	769,622
Net unrealized appreciation (depreciation) of affiliated investments	(18,813,426)	9,841,655	(18,013,517)	11,049,729
Net unrealized depreciation of non-affiliated investments	(1,783,681)	(5,525,233)	(1,284,522)	(5,327,459)
Net unrealized appreciation (depreciation), before income taxes	(21,292,465)	3,550,587	(20,988,542)	6,491,892
Deferred tax benefit (expense)	7,589,272	(1,985,123)	7,483,464	(2,435,109)
Net unrealized appreciation (depreciation) of investments	(13,703,193)	1,565,464	(13,505,078)	4,056,783
Net Realized and Unrealized Gain (Loss) on Investments	2,851,907	(7,155,441)	3,852,234	(3,318,925)

Net Increase (Decrease) in Net Assets Applicable to
Common Stockholders Resulting from Operations	$2,783,012	$(7,280,370)	$3,896,282	$(3,262,847)

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$0.30	$(0.80)	$0.43	$(0.36)

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,156,931	9,099,037	9,151,776	9,088,679

Tortoise Capital Advisors, LLC
Pam Kearney, 866-362-9331
Investor Relations
pkearney@tortoiseadvisors.com